Exhibit 99.1

SPX Reports Fourth Quarter and Full-Year 2022 Results

Q4 and Full-Year GAAP EPS of $(0.55) and $0.43
Q4 and Full-Year Adjusted EPS* of $1.17 and $3.10
Introducing 2023 Full-Year Adjusted EPS* Guidance Range of $3.30-$3.55

CHARLOTTE, N.C., Feb. 23, 2023 (GLOBE NEWSWIRE) -- SPX Technologies, Inc. (NYSE:SPXC) (“SPX”, the “Company”, “we” or “our”) today reported results for the fourth quarter and year ended December 31, 2022.

Gene Lowe, President and CEO, remarked, “I am very pleased with our fourth quarter and full-year 2022 performance, which included substantial year-over-year organic growth in both our HVAC and Detection & Measurement segments, and strong performances from our acquisitions. In the fourth quarter, in particular, we benefited from strong operational momentum in our HVAC businesses.”

“Looking back at 2022, I am proud of our numerous accomplishments, including the acquisition of International Tower Lighting (ITL), which further extended our Aids to Navigation platform, and the divestiture of our asbestos portfolio, which significantly reduced our legacy liability exposure. We made notable progress on several other key initiatives, including the adoption of meaningful ESG commitments, the introduction and extension of several new digital solutions, and further advances in our continuous improvement journey.”

Mr. Lowe further commented, “Looking ahead to 2023, we anticipate solid year-on-year organic revenue and earnings growth. Despite mixed macro indicators, we entered the year with historically high levels of backlog and solid order rates. With operational momentum and secular tailwinds, including infrastructure spending, we feel confident in our 2023 guidance for adjusted EPS growth of approximately 10% at the midpoint. With a strong balance sheet, a talented, experienced team, and significant investment capacity to pursue strategic growth, we are well-positioned to continue driving value, and remain on track to achieve our ‘SPX 2025’ plan.”

Fourth Quarter 2022 Overview:

Revenue for the fourth quarter of 2022 was $429.3 million, compared with $350.0 million in the fourth quarter of 2021.

Operating loss in the fourth quarter of 2022 was $24.9 million, which includes the effects of a $73.9 million loss related to the divestiture of the asbestos portfolio (“Asbestos Portfolio Sale”) and a $13.4 million impairment charge related to goodwill and intangible assets. This compares with operating income of $13.9 million in the fourth quarter of 2021, which includes the effect of a $23.6 million charge associated with asbestos product liability matters. Diluted loss per share from continuing operations in the fourth quarter of 2022 was $0.55, compared with diluted income per share from continuing operations in the fourth quarter of 2021 of $0.10.

Adjusted operating income* in the fourth quarter of 2022 was $71.8 million, which excludes the effect of the $73.9 million loss and $13.4 million impairment charge noted above, as well as intangible amortization expense and acquisition related and other costs of $8.9 million. Adjusted operating income* in the fourth quarter of 2021 was $48.4 million, which excludes the effect of the $23.6 million charge noted above, as well as intangible amortization expense and acquisition related and other costs of $10.4 million.

Adjusted earnings per share* in the fourth quarter of 2022 was $1.17, compared with $0.88 in the fourth quarter of 2021. Adjusted earnings per share* for the fourth quarter of 2022 exclude the items noted above, as well as non-service pension and post-retirement gains of $7.2 million. Adjusted earnings per share* for the fourth quarter of 2021 exclude the items noted above, as well as non-service pension and post-retirement gains of $10.4 million and a $21.0 million charge associated with asbestos product liability matters.

Full Year 2022 Overview:

For the full year of 2022, the Company reported revenue of $1,460.9 million and operating income of $51.0 million, compared with revenue of $1,219.5 million and operating income of $73.7 million in 2021. Operating income for the full year of 2022 included the effect of the $73.9 million loss associated with the Asbestos Portfolio Sale and the $13.4 million impairment charge noted above. Operating income for the full year of 2021 included the effect of a $26.3 million charge associated with asbestos product liability matters.

Diluted income per share from continuing operations in 2022 was $0.43, compared with $1.27 in 2021. In addition to the $73.9 million loss and the $13.4 million charge noted above, diluted income per share from continuing operations in 2022 included the effect of a $16.5 million charge associated with asbestos product liability matters. In addition to the $26.3 million charge noted above, diluted income per share from continuing operations in 2021 included the effect of a $21.0 million charge associated with asbestos product liability matters, a $11.8 million gain on an equity security associated with a fair value adjustment, and $11.6 million of non-service pension and post-retirement gains.

Adjusted operating income* in 2022 was $187.4 million, compared with $135.1 million in 2021. Adjusted earnings per share* in 2022 was $3.10, compared with $2.33 in 2021. Adjusted results for both periods exclude the items noted above, as well as amortization expense and acquisition related and other costs.

Fourth Quarter and Full-Year Financial Comparisons:

($ millions)	Q4 2022	Q4 2021	FY 2022	FY 2021
Revenue	$429.3	$350.0	$1,460.9	$1,219.5
Consolidated operating income (loss)	(24.9)	13.9	51.0	73.7
Income (loss) from continuing operations	(24.8)	4.4	19.8	59.0
Consolidated segment income*	90.5	67.3	249.6	200.6
Adjusted operating income*	71.8	48.4	187.4	135.1
* Non-GAAP financial measure. See attached schedules for reconciliation of historical non-GAAP measures to most comparable GAAP financial measure.

HVAC

Revenue for the fourth quarter of 2022 was $274.2 million, compared with $211.8 million in the fourth quarter of 2021, an increase of 29.5%, including a 21.1% increase in organic revenue, a 9.4% increase from the acquisition of Cincinnati Fan, and a 1.0% unfavorable impact related to currency fluctuation. The organic increase was the result of higher production and sales volumes of both heating and cooling products, and higher prices for heating products.

Segment income in the fourth quarter of 2022 was $53.5 million, or 19.5% of revenue. This compares with segment income of $34.5 million, or 16.3% of revenue in the fourth quarter of 2021. The increase in segment income and 320 basis points increase in segment income margin were due primarily to the higher revenues noted above.

For the full year of 2022, revenue was $913.8 million, compared with $752.1 million in 2021, an increase of 21.5%, including a 12.3% increase in organic revenue, a 10.0% increase from the acquisition of Cincinnati Fan, and a 0.8% unfavorable impact related to currency fluctuation. The increase in organic revenues was due primarily to increased pricing and, to a lesser extent, volume increases.

For the full year of 2022, segment income was $135.5 million, or 14.8% of revenue. This compares with segment income of $107.7 million, or 14.3% of revenue in 2021. The increase in segment income and segment income margin, compared to 2021, was due primarily to the increase in revenues noted above.

Detection & Measurement

Revenue for the fourth quarter of 2022 was $155.1 million, compared with $138.2 million in the fourth quarter of 2021, an increase of 12.2%, including a 14.4% increase in organic revenue, a 1.5% increase from the acquisition of International Tower Lighting (ITL), and a 3.7% unfavorable impact related to currency fluctuation. The organic increase was primarily due to stronger sales of location and inspection, communication technologies and obstruction lighting products.

Segment income for the fourth quarter of 2022 was $37.0 million, or 23.9% of revenue. This compares with segment income of $32.8 million, or 23.7% of revenue in the fourth quarter of 2021. The increase in segment income and 20 basis points increase in segment income margin were due primarily to higher project revenues.

For the full year of 2022, revenue was $547.1 million, compared with $467.4 million in 2021, an increase of 17.1%, including a 11.0% increase in organic revenue, a 9.2% increase from the acquisitions of Sealite, ECS, and ITL, and a 3.1% unfavorable impact related to currency fluctuation. The organic growth was driven by strong order trends for our short-cycle businesses and execution of large projects within our fare collection, communication technologies, and obstruction lighting businesses.

For the full year of 2022, segment income was $114.1 million, or 20.9% of revenue. This compares with segment income of $92.9 million, or 19.9% of revenue in 2021. The increase in segment income and segment income margin, compared to 2021, was due primarily to the increase in revenues noted above.

Presentation of Segment Income

Subsequent to the reporting of our financial results for the third fiscal quarter of 2022, management concluded that, although the assessment of our reportable segments was performed using the appropriate measures as defined by the Segment Reporting Topic of the Accounting Standards Codification, the disclosure of income from segments was not consistent with these measures or the measures used by our Chief Operating Decision Maker (“CODM”) when evaluating the results of, or allocating resources to, our reportable segments. We previously disclosed that segment income was determined before considering impairment and special charges, long-term incentive compensation, certain other operating income/expense, and other indirect corporate expenses. Our CODM also excludes the impact of intangible asset amortization, inventory step-up charges, and other acquisition related costs from segment income. Accordingly, these amounts have now been excluded, for all periods presented. Segment income as presented is calculated in a manner consistent with the presentation of “adjusted segment income” included in the Company’s announcements of its financial results for its first, second and third fiscal quarters of 2022.

Financial Update: As of December 31, 2022, SPX had total outstanding debt of $246.8 million and total cash of $157.1 million. During the fourth quarter of 2022, SPX used net operating cash from continuing operations of $25.8 million, which included $138.8 million associated with the Asbestos Portfolio Sale. Capital expenditures for continuing operations for the fourth quarter of 2022 were $5.9 million.

2023 Guidance Update:

SPX is targeting consolidated revenue of approximately $1.50 to $1.54 billion, an adjusted operating income margin* of approximately 13.0% to 14.0%, and adjusted earnings per share* in a range of $3.30 to $3.55.

Segment and company performance is expected to be as follows:

	Revenue	Segment Income Margin %
HVAC	$935-$955 million ($914 million in 2022)	15.25%-16.0% (14.8% in 2022)
Detection & Measurement	$565-$585 million ($547 million in 2022)	20.5%-21.5% (20.9% in 2022)
Total SPX Adjusted	$1.50-$1.54 billion ($1.46 billion in 2022)	17.0%-18.0% (17.1% in 2022)

Form 10-K: The Company expects to file its annual report on Form 10-K for the year ended December 31, 2022 with the Securities and Exchange Commission on or before March 1, 2023. This press release should be read in conjunction with that filing, which will be available on the Company's website at www.spx.com, in the Investor Relations section.

Conference Call: SPX will host a conference call at 4:45 p.m. (EDT) today to discuss fourth quarter results. The call will be simultaneously webcast via the Company's website at www.spx.com and the slide presentation will be available in the Investor Relations section of the site.

Call Access Process: To access the call by phone, please go to this link register.vevent.com/register/BI4423a66c82b0492ab3724671a1f9f267 and you will be provided with dial-in details. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time. A replay of the webcast will also be available for a limited time at www.spx.com.

Upcoming Investor Events: Company management plans to conduct virtual meetings with investors during the first quarter of 2023 and the Company will also be participating virtually in the Sidoti Spring Small Cap Conference on March 22nd and the UBS 17th Annual Infrastructure and E&C Conference on March 23rd.

About SPX Technologies, Inc: SPX Technologies, Inc. is a diversified, global supplier of highly engineered products and technologies, holding leadership positions in the HVAC and detection and measurement markets. Based in Charlotte, North Carolina, SPX Technologies, Inc. has more than 3,300 employees in 15 countries. SPX Technologies, Inc. is listed on the New York Stock Exchange under the ticker symbol “SPXC.” For more information, please visit www.spx.com.

Non-GAAP Presentation: To provide additional clarity to its operating results, the company discusses results that include “adjusted” non-GAAP financial measures. Reconciliations of historical adjusted results to the most comparable GAAP measures are available in the exhibits of this press release.

Our non-GAAP financial guidance excludes items, which would be included in our GAAP financial measures that we do not consider indicative of our on-going performance; and are calculated in a manner consistent with the presentation of the similarly titled historical non-GAAP measures presented in this press release. These items include, but are not limited to, acquisition related costs, costs associated with dispositions, and potential non-cash income or expense items associated with changes in market interest rates and actuarial or other data related to our pension and postretirement plans, as the ultimate aggregate amounts associated with these items are out of our control and/or cannot be reasonably predicted. Accordingly, a reconciliation of our non-GAAP financial guidance to the most comparable GAAP financial measures is not practicable. Full-year guidance excludes impacts from future acquisitions, dispositions and related transaction costs, restructuring costs, incremental impacts of tariffs and trade tensions on market demand and costs subsequent to the end of the fourth quarter, the impact of foreign exchange rate changes subsequent to the end of the fourth quarter, and environmental and litigation charges.

Forward-looking Statements: Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Please read these results in conjunction with the Company’s documents filed with the Securities and Exchange Commission, including the Company’s most recent annual report on Form 10-K. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements, including the following: cyclical changes and specific industry events in the Company’s markets; changes in anticipated capital investment and maintenance expenditures by customers; availability, limitations or cost increases of raw materials and/or commodities that cannot be recovered in product pricing; the impact of competition on profit margins and the Company’s ability to maintain or increase market share; inadequate performance by third-party suppliers and subcontractors for outsourced products, components and services and other supply-chain risks; the uncertainty of claims resolution with respect to the large power projects in South Africa, as well as claims with respect to, environmental and other contingent liabilities; the impact of climate change and any legal or regulatory actions taken in response there to; cyber-security risks; risks with respect to the protection of intellectual property, including with respect to the Company’s digitalization initiatives; the impact of overruns, inflation and the incurrence of delays with respect to long-term fixed-price contracts; defects or errors in current or planned products; the impact of the COVID-19 pandemic and governmental and other actions taken in response; domestic economic, political, legal, accounting and business developments adversely affecting the Company’s business, including regulatory changes; changes in worldwide economic conditions; uncertainties with respect to the Company’s ability to identify acceptable acquisition targets; uncertainties surrounding timing and successful completion of any announced acquisition or disposition transactions, including with respect to integrating acquisitions and achieving cost savings or other benefits from acquisitions; the impact of retained liabilities of disposed businesses; potential labor disputes; and extreme weather conditions and natural and other disasters.

Actual results may differ materially from these statements. The words “guidance,” “believe,” “expect,” “anticipate,” “project” and similar expressions identify forward-looking statements. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

Statements in this press release speak only as of the date of this press release, and SPX disclaims any responsibility to update or revise such statements.

SOURCE SPX Technologies, Inc.

Investor and Media Contacts:
Paul Clegg, VP, Investor Relations and Communications
Garrett Roelofs, Assistant Manager, Investor Relations
Phone: 980-474-3806
E-mail: spx.investor@spx.com
Source: SPX Technologies, Inc.

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three months ended		Twelve months ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021

Revenues	$429.3	$350.0	$1,460.9	$1,219.5
Costs and expenses:
Cost of products sold	267.1	220.7	937.0	787.7
Selling, general and administrative	94.1	86.3	355.7	309.6
Intangible amortization	5.4	5.6	28.5	21.6
Impairment of goodwill and intangible assets	13.4	5.7	13.4	30.0
Special charges, net	0.3	0.3	0.4	1.0
Other operating (income) expense, net	73.9	17.5	74.9	(4.1)
Operating income (loss)	(24.9)	13.9	51.0	73.7

Other income (expense), net	4.6	(8.6)	(15.2)	9.0
Interest expense	(2.0)	(2.2)	(9.3)	(13.1)
Interest income	0.3	0.3	1.7	0.5
Loss on amendment/refinancing of senior credit agreement	—	—	(1.1)	(0.2)
Income (loss) from continuing operations before income taxes	(22.0)	3.4	27.1	69.9
Income tax (provision) benefit	(2.8)	1.0	(7.3)	(10.9)
Income (loss) from continuing operations	(24.8)	4.4	19.8	59.0

Income (loss) from discontinued operations, net of tax	—	(3.7)	—	5.7
Gain (loss) on disposition of discontinued operations, net of tax	(2.5)	5.7	(19.6)	360.7
Income (loss) from discontinued operations, net of tax	(2.5)	2.0	(19.6)	366.4

Net income (loss)	$(27.3)	$6.4	$0.2	$425.4

Basic income (loss) per share of common stock:
Income (loss) from continuing operations	$(0.55)	$0.10	$0.44	$1.30
Income (loss) from discontinued operations	(0.05)	0.04	(0.44)	8.09
Net income (loss) per share	$(0.60)	$0.14	$—	$9.39

Weighted-average number of common shares outstanding — basic	45.236	45.427	45.345	45.289

Diluted income (loss) per share of common stock:
Income (loss) from continuing operations	$(0.55)	$0.10	$0.43	$1.27
Income (loss) from discontinued operations	(0.05)	0.04	(0.43)	7.88
Net income (loss) per share	$(0.60)	$0.14	$—	$9.15

Weighted-average number of common shares outstanding — diluted	45.236	46.705	46.221	46.495

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions)

	December 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and equivalents	$147.8	$388.2
Accounts receivable, net	263.5	223.4
Contract assets	23.9	28.9
Inventories, net	244.0	189.8
Other current assets	41.9	73.1
Total current assets:	721.1	903.4
Property, plant and equipment:
Land	13.9	13.9
Buildings and leasehold improvements	63.7	62.9
Machinery and equipment	233.4	231.4
	311.0	308.2
Accumulated depreciation	(201.1)	(194.9)
Property, plant and equipment, net	109.9	113.3
Goodwill	455.3	457.3
Intangibles, net	401.6	415.5
Other assets	197.4	675.9
Deferred income taxes	2.7	11.0
Assets of DBT and Heat Transfer	42.9	52.2
TOTAL ASSETS	$1,930.9	$2,628.6
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$124.5	$119.6
Contract liabilities	52.8	44.7
Accrued expenses	148.0	217.9
Income taxes payable	4.7	42.1
Short-term debt	1.8	2.2
Current maturities of long-term debt	2.0	13.0
Total current liabilities	333.8	439.5
Long-term debt	243.0	230.8
Deferred and other income taxes	34.8	31.3
Other long-term liabilities	208.3	788.5
Liabilities of DBT and Heat Transfer	31.8	35.6
Total long-term liabilities	517.9	1,086.2
Commitments and contingent liabilities
Stockholders' equity:
Common stock	0.5	0.5
Paid-in capital	1,338.3	1,334.2
Retained deficit	(51.6)	(51.8)
Accumulated other comprehensive income	257.5	263.9
Common stock in treasury	(465.5)	(443.9)
Total stockholders' equity	1,079.2	1,102.9
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,930.9	$2,628.6

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Three months ended		Twelve months ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Cash flows from (used in) operating activities:
Net income (loss)	$(27.3)	$6.4	$0.2	$425.4
Less: Gain (loss) from discontinued operations, net of tax	(2.5)	2.0	(19.6)	366.4
Income (loss) from continuing operations	(24.8)	4.4	19.8	59.0
Adjustments to reconcile income (loss) from continuing operations to net cash from (used in) operating activities
Loss on divestiture of asbestos-related assets and liabilities	73.9	—	73.9	—
Special charges, net	0.3	0.3	0.4	1.0
(Gain) loss on change in fair value of equity security	—	(2.8)	3.0	(11.8)
Loss on amendment/refinancing of senior credit agreement	—	—	1.1	0.2
Impairment of goodwill and intangible assets	13.4	5.7	13.4	30.0
Deferred and other income taxes	(4.5)	(3.3)	(21.4)	(1.4)
Depreciation and amortization	9.5	10.4	46.4	42.3
Pension and other employee benefits	(6.6)	(9.6)	3.4	(8.6)
Long-term incentive compensation	3.2	3.4	10.9	12.8
Other, net	(0.9)	0.7	0.5	4.3
Contribution to divest asbestos-related assets and liabilities	(138.8)	—	(138.8)	—
Changes in operating assets and liabilities, net of effects from acquisitions and divestitures
Accounts receivable and other assets	20.6	(94.7)	(0.3)	(19.8)
Inventories	25.0	0.6	(53.4)	(21.0)
Accounts payable, accrued expenses and other	3.9	120.6	(73.7)	45.8
Cash spending on restructuring actions	—	(0.1)	(0.4)	(1.6)
Net cash from (used in) continuing operations	(25.8)	35.6	(115.2)	131.2
Net cash from (used in) discontinued operations	(0.5)	(14.8)	(21.6)	43.4
Net cash from (used in) operating activities	(26.3)	20.8	(136.8)	174.6

Cash flows from (used in) investing activities:
Proceeds (expenditures) related to company-owned life insurance policies, net	(0.9)	(39.4)	3.7	(31.2)
Business acquisitions, net of cash acquired	—	(145.2)	(40.0)	(265.2)
Capital expenditures	(5.9)	(2.1)	(15.9)	(9.6)
Net cash used in continuing operations	(6.8)	(186.7)	(52.2)	(306.0)
Net cash from (used in) discontinued operations	—	2.2	(13.9)	620.1
Net cash from (used in) investing activities	(6.8)	(184.5)	(66.1)	314.1

Cash flows from (used in) financing activities:
Borrowings under senior credit facilities	—	0.8	245.0	209.9
Repayments under senior credit facilities	—	(2.4)	(243.7)	(346.0)
Borrowings under trade receivables agreement	—	—	—	179.0
Repayments under trade receivables agreement	—	—	—	(207.0)
Net repayments under other financing arrangements	(0.1)	(0.1)	(0.8)	(0.4)
Payment of contingent consideration	—	—	(1.3)	—
Minimum withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options	1.4	0.4	(3.5)	(3.3)
Repurchases of common stock	—	—	(33.7)	—
Financing fees paid	—	—	(1.9)	—
Net cash from (used in) continuing operations	1.3	(1.3)	(39.9)	(167.8)
Net cash from discontinued operations	—	0.5	1.0	0.2
Net cash from (used in) financing activities	1.3	(0.8)	(38.9)	(167.6)
Change in cash and equivalents due to changes in foreign currency exchange rates	1.6	0.4	2.9	6.6
Net change in cash and equivalents	(30.2)	(164.1)	(238.9)	327.7
Consolidated cash and equivalents, beginning of period	187.3	560.1	396.0	68.3
Consolidated cash and equivalents, end of period	$157.1	$396.0	$157.1	$396.0

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
RESULTS OF REPORTABLE SEGMENTS
(Unaudited; in millions)

	Three months ended				Twelve months ended
	December 31, 2022	December 31, 2021	Δ	%/bps	December 31, 2022	December 31, 2021	Δ	%/bps
HVAC reportable segment

Revenues	$274.2	$211.8	$62.4	29.5%	$913.8	$752.1	$161.7	21.5%
Gross profit	89.8	65.0	24.8		277.8	226.5	51.3
Selling, general and administrative expense	36.3	30.5	5.8		142.3	118.8	23.5
Income	$53.5	$34.5	$19.0	55.1%	$135.5	$107.7	$27.8	25.8%
as a percent of revenues	19.5%	16.3%		320 bps	14.8%	14.3%		50 bps

Detection & Measurement reportable segment

Revenues	$155.1	$138.2	$16.9	12.2%	$547.1	$467.4	$79.7	17.1%
Gross profit	72.4	64.6	7.8		247.2	207.9	39.3
Selling, general and administrative expense	35.4	31.8	3.6		133.1	115.0	18.1
Income	$37.0	$32.8	$4.2	12.8%	$114.1	$92.9	$21.2	22.8%
as a percent of revenues	23.9%	23.7%		20 bps	20.9%	19.9%		100 bps

Consolidated Revenues	$429.3	$350.0	$79.3	22.7%	$1,460.9	$1,219.5	$241.4	19.8%
Consolidated Operating Income (Loss)	(24.9)	13.9	(38.8)	(279.1)%	51.0	73.7	(22.7)	(30.8)%
as a percent of revenues	(5.8)%	4.0%		-980 bps	3.5%	6.0%		-250 bps
Consolidated Segment Income	90.5	67.3	23.2	34.5%	249.6	200.6	49.0	24.4%
as a percent of revenues	21.1%	19.2%		190 bps	17.1%	16.4%		70 bps

Consolidated operating income (loss)	$(24.9)	$13.9	$(38.8)		$51.0	$73.7	$(22.7)
Exclude:
Corporate expense	18.4	20.6	(2.2)		68.6	60.5	8.1
Acquisition-related and other costs (1)	0.8	0.3	0.5		1.9	5.1	(3.2)
Long-term incentive compensation expense	3.2	3.4	(0.2)		10.9	12.8	(1.9)
Amortization of intangible assets (2)	5.4	5.6	(0.2)		28.5	21.6	6.9
Impairment of goodwill and intangible assets	13.4	5.7	7.7		13.4	30.0	(16.6)
Special charges, net	0.3	0.3	—		0.4	1.0	(0.6)
Other operating (income) expense, net	73.9	17.5	56.4		74.9	(4.1)	79.0
Total segment income	$90.5	$67.3	$23.2	34.5%	$249.6	$200.6	$49.0	24.4%
as a percent of revenues	21.1%	19.2%		190 bps	17.1%	16.4%		70 bps

(1) Represents (i) additional “Cost of products sold” of $0.0 and $1.1 during the three and twelve months ended December 31, 2022, respectively, and $0.3 and $2.6 during the three and twelve months ended December 31, 2021, respectively, associated with the ITL acquisition (2022) and the Cincinnati Fan, ECS, Sealite, and Sensors and Software acquisitions (2021); (ii) a non-cash impairment charge of $1.8 during the twelve months ended December 31, 2021; and (iii) integration costs of $0.8 during the three and twelve months ended December 31, 2022 and $0.7 during the twelve months ended December 31, 2021.

(2) Represents amortization expense associated with acquired intangible assets.

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
CASH AND DEBT RECONCILIATION
(Unaudited; in millions)

	Twelve months ended
	December 31, 2022
Beginning cash and equivalents	$396.0
Cash used in continuing operations	(115.2)
Capital expenditures	(15.9)
Business acquisitions, net of cash acquired	(40.0)
Proceeds related to company-owned life insurance policies, net	3.7
Payment of contingent consideration	(1.3)
Borrowings under senior credit facilities	245.0
Repayments under senior credit facilities	(243.7)
Net repayments under other financing arrangements	(0.8)
Minimum withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options	(3.5)
Repurchases of common stock	(33.7)
Financing fees paid	(1.9)
Cash used in discontinued operations	(34.5)
Change in cash due to changes in foreign currency exchange rates	2.9
Ending cash and equivalents	$157.1

	Debt at				Debt at
	December 31, 2021	Borrowings	Repayments	Other	December 31, 2022
Revolving loans	$—	$—	$—	$—	$—
Term loan	243.7	245.0	(243.7)	—	245.0
Trade receivables financing arrangement	—	—	—	—	—
Other indebtedness	3.3	0.1	(0.9)	—	2.5
Less: Deferred financing costs associated with the term loan	(1.0)	—	—	0.3	(0.7)
Totals	$246.0	$245.1	$(244.6)	$0.3	$246.8

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ORGANIC REVENUE
HVAC AND DETECTION & MEASUREMENT REPORTABLE SEGMENTS
(Unaudited)

	Three months ended December 31, 2022
	HVAC	Detection & Measurement
Net Revenue Growth	29.5%	12.2%

Exclude: Foreign Currency	(1.0)%	(3.7)%

Exclude: Acquisitions	9.4%	1.5%

Organic Revenue Growth	21.1%	14.4%

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ORGANIC REVENUE
HVAC AND DETECTION & MEASUREMENT REPORTABLE SEGMENTS
(Unaudited)

	Twelve months ended December 31, 2022
	HVAC	Detection & Measurement
Net Revenue Growth	21.5%	17.1%

Exclude: Foreign Currency	(0.8)%	(3.1)%

Exclude: Acquisitions	10.0%	9.2%

Organic Revenue Growth	12.3%	11.0%

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ADJUSTED OPERATING INCOME (LOSS)
(Unaudited; in millions)

	Three months ended		Twelve months ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Operating income (loss)	$(24.9)	$13.9	$51.0	$73.7

Include - TSA Income (1)	0.5	0.9	2.9	0.9

Exclude:
Acquisition related and other costs (2)	(3.5)	(4.8)	(16.7)	(13.0)

Other operating income/expense (3)	(73.9)	(17.5)	(74.9)	4.1

Amortization expense (4)	(5.4)	(5.6)	(28.5)	(21.6)

Impairment of goodwill and intangible assets (5)	(13.4)	(5.7)	(13.4)	(30.0)

Adjusted operating income	$71.8	$48.4	$187.4	$135.1
as a percent of revenues	16.7%	13.8%	12.8%	11.1%

(1) Represents transition services revenue related to the Transformer Solutions disposition. Amount recorded in non-operating (income) expense, net for U.S. GAAP purposes.

(2) For the three and twelve months ended December 31, 2022, represents (i) costs incurred in connection with acquisitions and strategic/transformation initiatives of $3.3 and $15.6, respectively, inclusive of “special charges” of $0.3, (ii) costs associated with our South Africa business that could not be allocated to discontinued operations for U.S. GAAP purposes of $0.2 and $0.8, respectively, (iii) inventory step-up charges related to our ITL acquisition of $0.0 and $1.1, respectively, and (iv) during the twelve months a gain of $0.8 related to forfeitures of long-term incentive compensation. For the three and twelve months ended December 31, 2021, represents (i) costs incurred in connection with acquisitions of $2.5 and $8.1, respectively, including inventory step-up charges of $0.3 and $2.6, respectively, (ii) costs associated with our Transformer Solutions and South Africa businesses that could not be allocated to discontinued operations for U.S. GAAP purposes of $2.3 and $3.1, respectively, and (iii) non-cash impairment charges of $0.0 and $1.8, respectively.

(3) For the three and twelve months ended December 31, 2022, represents (i) the loss of $73.9 related to the Asbestos Portfolio Sale, (ii) asbestos-related charges of $0.0 and $2.3, respectively, partially offset by (iii) a gain during the twelve months of $1.3 related to the revision of a liability associated with contingent consideration on a recent acquisition. For the three and twelve months ended December 31, 2021, represents (i) gains of $6.1 and $30.4, respectively, related to revisions of liabilities associated with contingent consideration on recent acquisitions, and (ii) asbestos-related charges of $23.6 and $26.3, respectively.

(4) Represents amortization expense associated with acquired intangible assets.

(5) Represents non-cash charges related to the impairment of goodwill and intangible assets.

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ADJUSTED EARNINGS PER SHARE
Three Months Ended December 31, 2022
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income	$90.5	$—	$90.5
Corporate expense (1)	(18.4)	2.9	(15.5)
Acquisition related costs (2)	(0.8)	0.8	—
Long-term incentive compensation expense	(3.2)	—	(3.2)
Amortization of intangible assets (3)	(5.4)	5.4	—
Impairment of goodwill and intangible assets (4)	(13.4)	13.4	—
Special charges, net (5)	(0.3)	0.3	—
Other operating expense (6)	(73.9)	73.9	—
Operating income (loss)	(24.9)	96.7	71.8

Other income (expense), net (7)	4.6	(7.7)	(3.1)
Interest expense, net	(1.7)	—	(1.7)
Income (loss) from continuing operations before income taxes	(22.0)	89.0	67.0
Income tax provision (8)	(2.8)	(10.2)	(13.0)
Income (loss) from continuing operations	(24.8)	78.8	54.0

Diluted shares outstanding	45.236		46.311

Earnings (loss) per share from continuing operations	$(0.55)		$1.17

(1) Adjustment represents the removal of acquisition and strategic/transformation related expenses ($2.2), costs associated with our South Africa business that could not be allocated to discontinued operations for U.S. GAAP purposes ($0.2), as well as a reclassification of transition services income ($0.5) from "Other income (expense), net."

(2) Adjustment represents the removal of integration costs of $0.4 and $0.4 within the HVAC and Detection & Measurement reportable segments, respectively.

(3) Adjustment represents the removal of amortization expense associated with acquired intangible assets of $1.2 and $4.2 within the HVAC and Detection & Measurement reportable segments, respectively.

(4) Adjustment represents the removal of non-cash charges related to the impairment of goodwill and intangible assets.

(5) Adjustment represents the removal of a non-cash asset write-down associated with acquisition integration activities.

(6) Adjustment represents the removal of the loss related to the Asbestos Portfolio Sale.

(7) Adjustment represents the removal of non-service pension and postretirement gains ($7.2), and the reclassification of income related to a transition services agreement ($0.5) to "Corporate expense."

(8) Adjustment represents the tax impact of items (1) through (7) above and the removal of certain discrete income tax benefits that are considered non-recurring.

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ADJUSTED EARNINGS PER SHARE
Twelve Months Ended December 31, 2022
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income	$249.6	$—	$249.6
Corporate expense (1)	(68.6)	18.2	(50.4)
Acquisition related costs (2)	(1.9)	1.9	—
Long-term incentive compensation expense (3)	(10.9)	(0.8)	(11.7)
Amortization of intangible assets (4)	(28.5)	28.5	—
Impairment of goodwill and intangible assets (5)	(13.4)	13.4	—
Special charges, net (6)	(0.4)	0.3	(0.1)
Other operating expense (7)	(74.9)	74.9	—
Operating income	51.0	136.4	187.4

Other income (expense), net (8)	(15.2)	16.7	1.5
Interest expense, net	(7.6)	—	(7.6)
Loss on amendment/refinancing of senior credit agreement (9)	(1.1)	1.1	—
Income from continuing operations before income taxes	27.1	154.2	181.3
Income tax provision (10)	(7.3)	(30.7)	(38.0)
Income from continuing operations	19.8	123.5	143.3

Diluted shares outstanding	46.221		46.221

Earnings per share from continuing operations	$0.43		$3.10

(1) Adjustment represents the removal of acquisition and strategic/transformation related expenses incurred during the period ($14.5), costs associated with our South Africa business that could not be allocated to discontinued operations for U.S. GAAP purposes ($0.8), as well as a reclassification of transition services income ($2.9) from "Other income (expense), net."

(2) Adjustment represents the removal of inventory step-up charges related to the ITL acquisition of $1.1 within the Detection & Measurement reportable segment and integration costs of $0.4 and $0.4 within the HVAC and Detection & Measurement reportable segments, respectively.

(3) Adjustment represents the removal of a gain of $0.8 related to long-term incentive compensation forfeitures.

(4) Adjustment represents the removal of amortization expense associated with acquired intangible assets of $11.5 and $17.0 within the HVAC and Detection & Measurement reportable segments, respectively.

(5) Adjustment represents the removal of non-cash charges related to the impairment of goodwill and intangible assets.

(6) Adjustment represents the removal of a non-cash asset write-down associated with acquisition integration activities.

(7) Adjustment represents the removal of (i) the loss related to the Asbestos Portfolio Sale ($73.9), (ii) a charge of ($2.3) related to revisions of recorded liabilities for asbestos-related claims, and (iii) a gain of ($1.3) related to a revision of the liability associated with contingent consideration on a recent acquisition.

(8) Adjustment represents the removal of (i) asbestos-related charges ($16.5), (ii) a loss on an equity security associated with a fair value adjustment ($3.0), and (iii) non-service pension and postretirement losses ($0.1), partially offset by the reclassification of income related to a transition services agreement ($2.9) to "Corporate expense."

(9) Adjustment represents the removal of a non-cash charge and certain expenses incurred in connection with an amendment to our senior credit agreement.

(10) Adjustment primarily represents the tax impact of items (1) through (9) above and the removal of certain discrete income tax benefits that are considered non-recurring.

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ADJUSTED EARNINGS PER SHARE
Three Months Ended December 31, 2021
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income	$67.3	$—	$67.3
Corporate expense (1)	(20.6)	5.2	(15.4)
Acquisition related costs (2)	(0.3)	0.3	—
Long-term incentive compensation expense	(3.4)	—	(3.4)
Amortization of intangible assets (3)	(5.6)	5.6	—
Impairment of goodwill and intangible assets (4)	(5.7)	5.7	—
Special charges, net (5)	(0.3)	0.2	(0.1)
Other operating expense (6)	(17.5)	17.5	—
Operating income	13.9	34.5	48.4

Other expense, net (7)	(8.6)	6.9	(1.7)
Interest expense, net	(1.9)	—	(1.9)
Income from continuing operations before income taxes	3.4	41.4	44.8
Income tax (provision) benefit (8)	1.0	(4.9)	(3.9)
Income from continuing operations	4.4	36.5	40.9

Diluted shares outstanding	46.705		46.705

Earnings per share from continuing operations	$0.10		$0.88

(1) Adjustment represents the removal of acquisition related expenses ($2.0) and cost associated with our Transformer Solutions and South Africa businesses that could not be allocated to discontinued operations for U.S. GAAP purposes ($2.3), as well as a reclassification of transition services income ($0.9) from "Other expense, net."

(2) Adjustment represents the removal of inventory step-up charges related to the ECS acquisition within the Detection & Measurement reportable segment of $0.2 and Cincinnati Fan acquisition within the HVAC reportable segment of $0.1.

(3) Adjustment represents the removal of amortization expense associated with acquired intangible assets of $1.4 and $4.2 within the HVAC and Detection & Measurement reportable segments, respectively.

(4) Adjustment represents the removal of non-cash charges related to the impairment of goodwill and intangible assets.

(5) Adjustment represents the removal of restructuring charges associated with acquisition integration activities.

(6) Adjustment represents the removal of charges related to asbestos product liability matters ($23.6) and a net gain related to contingent consideration fair value adjustments ($6.1).

(7) Adjustment represents the removal of (i) charges related to asbestos product liability matters ($21.0), (ii) non-service pension and postretirement gains ($10.4), and (iii) a gain on equity security associated with a fair value adjustment ($2.8), as well as the reclassification of income related to a transition services agreement ($0.9) to "Corporate expense."

(8) Adjustment primarily represents the tax impact of items (1) through (7) above and the removal of certain discrete income tax charges that are considered non-recurring.

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ADJUSTED EARNINGS PER SHARE
Twelve Months Ended December 31, 2021
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income	$200.6	$—	$200.6
Corporate expense (1)	(60.5)	8.6	(51.9)
Acquisition related and other costs (2)	(5.1)	5.1	—
Long-term incentive compensation expense	(12.8)	—	(12.8)
Amortization of intangible assets (3)	(21.6)	21.6	—
Impairment of goodwill and intangible assets (4)	(30.0)	30.0	—
Special charges, net (5)	(1.0)	0.2	(0.8)
Other operating income (6)	4.1	(4.1)	—
Operating income	73.7	61.4	135.1

Other income, net (7)	9.0	(3.7)	5.3
Interest expense, net	(12.6)	—	(12.6)
Loss on amendment/refinancing of senior credit agreement	(0.2)	0.2	—
Income from continuing operations before income taxes	69.9	57.9	127.8
Income tax provision (8)	(10.9)	(8.7)	(19.6)
Income from continuing operations	59.0	49.2	108.2

Diluted shares outstanding	46.495		46.495

Earnings per share from continuing operations	$1.27		$2.33

(1) Adjustment represents the removal of acquisition related expenses ($4.6) and costs associated with our Transformer Solutions and South Africa businesses that could not be allocated to discontinued operations for U.S. GAAP purposes ($3.1), as well as a reclassification of transition services income ($0.9) from "Other income, net."

(2) Adjustment represents the removal of (i) inventory step-up charges related to the Sensors & Software, Sealite and ECS acquisitions within the Detection & Measurement reportable segment of $2.5 and Cincinnati Fan acquisition within the HVAC reportable segment of $0.1, (ii) integration costs within the Detection & Measurement reportable segment of $0.7, and (iii) a non-cash asset impairment charge within the Detection & Measurement reportable segment of $1.8.

(3) Adjustment represents the removal of amortization expense associated with acquired intangible assets of $3.4 and $18.2 within the HVAC and Detection & Measurement reportable segments, respectively.

(4) Adjustment represents the removal of non-cash charges related to the impairment of goodwill and intangible assets.

(5) Adjustment represents the removal of restructuring charges associated with acquisition integration activities.

(6) Adjustment represents the removal of net gains related to contingent consideration fair value adjustments ($30.4) and charges related to asbestos product liability matters ($26.3).

(7) Adjustment represents the removal of (i) charges related to asbestos product liability matters ($21.0), (ii) a gain on equity security associated with a fair value adjustment ($11.8), (iii) non-service pension and postretirement gains ($11.6), and (iv) a gain on the sale of an equity security of ($0.4), as well as the reclassification of income related to a transition services agreement ($0.9) to "Corporate expense."

(8) Adjustment primarily represents the tax impact of items (1) through (7) above and the removal of certain discrete income tax charges that are considered non-recurring.